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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE
                                 -------------

           HARRIS CORPORATION TO ACQUIRE LEITCH TECHNOLOGY CORPORATION

           EXPANDS POSITION IN FAST-GROWING DIGITAL BROADCAST MARKETS



MELBOURNE, FL - AUGUST 31, 2005 - Harris Corporation (NYSE: HRS) has entered into a definitive agreement to acquire all of the shares of Leitch Technology Corporation (TSX: LTV) at a C$14.00 cash price per share. Total price consideration, net of cash on hand, will be approximately US$450 million. Harris expects the transaction to be neutral to fiscal year 2006 earnings per share, excluding acquisition-related charges. In fiscal year 2007, the transaction is expected to be accretive by $.06 earnings per share.

Leitch is a global leader in providing high-performance video systems for the television broadcast industry, including routers and distribution equipment, signal processing, signal management and monitoring, servers and storage area networks, branding software and post-production editing systems. Harris is the worldwide leader in providing digital broadcast technology solutions for global broadcast media markets, including television and radio transmission systems, networking solutions and enterprise-wide software and media management systems.

"The acquisition further positions our company to lead the broadcast industry's transition to high-definition digital services," said Howard L. Lance, chairman, president and chief executive officer of Harris. "Their broad product portfolio provides an excellent complement to our current products and software, and significantly expands our presence in these fast-growing market segments. Leitch has a veteran management team with strong domain knowledge and has launched important new products to meet the changing needs of the digital marketplace. Our combined products and systems serve every segment of the increasingly complex supply chain that brings digital audio, video, and data content to consumers. The acquisition of Leitch, following our acquisition of Encoda Systems in November 2004, clearly establishes Harris as the company that broadcasters turn to as they upgrade their equipment and software systems to operate in a digital environment."

"The combination of Leitch Technology and Harris Corporation will create a powerful force in the global broadcast industry. We view the opportunity as extremely positive for our employees, customers, and shareholders," said Tim Thorsteinson, president and chief executive officer of Leitch Technology.

The acquisition is to be completed by way of a statutory plan of arrangement and is subject to approval by Leitch shareholders, customary regulatory and court approvals, and other closing conditions. The transaction is expected to close in approximately 60 days.

Harris will host a conference call today at 5:00 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (719) 457-2617, access code: 5466810. Presentation materials for the call will be available via the Internet at http://www.harris.com. The conference call also will be broadcast live via the Internet at http://www.harris.com. A replay also will be available at the same web site.

Harris is an international communications and information technology company serving government and commercial markets in more than150 countries. With headquarters in Melbourne, Florida, the company has annual sales of over $3 billion and employs 12,600 men and women - including 5,500 engineers and scientists - dedicated to the development of best-in-class assured communications(TM) products, systems, and services. The company's operating divisions serve markets for government communications, tactical radio, broadcast, and microwave systems. Additional information about Harris Corporation is available at www.harris.com.


NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including fiscal 2006 earnings-per-share guidance excluding the impact of any facility shutdown,


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relocation expenses, severance costs, and other charges associated with the cost-reduction items planned to take in our Broadcast Communications segment and the acquisition related charges, which cannot be determined without unreasonable effort. Management of Harris believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to better understand the company's performance. In addition, the company may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.



FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: anticipated timing of the closing of the acquisition of Leitch and the impact of the acquisition on our fiscal 2006 earnings, savings from cost-reduction actions and statements regarding outlook. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company's consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.




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MEDIA INQUIRIES: Tom Hausman at 321-727-9131, or tom.hausman@harris.com INVESTOR
RELATIONS INQUIRIES: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com For additional information, contact Harris Corporation at webmaster@harris.com.